UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Xtant Medical Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 23, 2024

To Our Stockholders:

You are invited to attend the Annual Meeting of Stockholders of Xtant Medical Holdings, Inc. on July 23, 2024 at 8:00 a.m., Eastern Time, at the offices of Fox Rothschild LLP, located at 101 Park Avenue, 17th Floor, New York, New York 10178, for the following purposes:

1.	To elect the six nominees named in the accompanying proxy statement to serve as directors until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024;

3.	To approve, on an advisory basis, the compensation of our executive officers named in the accompanying proxy statement; and

4.	To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on May 28, 2024 shall be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A stockholder list will be available at our corporate offices beginning July 11, 2024 during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Annual Meeting.

Your vote is important. Please submit a proxy as soon as possible so your shares can be voted at the Annual Meeting.

By Order of the Board of Directors

Stavros G. Vizirgianakis	Sean E. Browne
Chair of the Board	President and Chief Executive Officer

Belgrade, Montana

June 10, 2024

[Page intentionally left blank]

i

ii

References in this proxy statement to:

●	“Xtant,” “we,” “us,” “our,” or the “Company” refer to Xtant Medical Holdings, Inc.;
●	“Board” refers to the Board of Directors of Xtant;
●	“Annual Meeting” refers to our 2024 Annual Meeting of Stockholders; and
●	“2023 Annual Report” or “2023 Annual Report to Stockholders” refer to our Annual Report on Form 10-K for the year ended December 31, 2023, being made available together with this proxy statement.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or our affiliates, registered as indicated in the United States. All other trademarks and trade names referred to in this release are the property of their respective owners.

iii

XTANT MEDICAL HOLDINGS, INC.
664 Cruiser Lane
Belgrade, Montana 59714
(406) 388-0480

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 23, 2024

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) for our Annual Meeting, which will take place on July 23, 2024. As a stockholder of record, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement. This proxy statement and accompanying proxy card (or voting instruction card), along with our 2023 Annual Report, are available on the Internet and being sent beginning on or about June 10, 2024 to all stockholders entitled to vote at the Annual Meeting. We will mail paper copies of these materials, together with a proxy card, within three business days of a request properly made by a stockholder entitled to vote at the Annual Meeting.

Q:	When and where will the Annual Meeting be held?

A:	The Annual Meeting will be held on July 23, 2024 at 8:00 a.m., Eastern Time, at the offices of Fox Rothschild LLP, located at 101 Park Avenue, 17th Floor, New York, New York 10178.

Q:	How do I attend the Annual Meeting?

A:	Only stockholders of record on the record date of May 28, 2024 (the “Record Date”) are entitled to notice of, and to attend or vote at, the Annual Meeting. If you plan to attend the meeting in person, please bring the following:

●	Photo identification; and

●	Acceptable proof of ownership if your shares are held in “street name.”

Street name means your shares are held of record by brokers, banks, or other institutions. See below for additional information.

Acceptable proof of ownership is either (a) a letter from your broker confirming that you beneficially owned shares of our common stock on the Record Date or (b) an account statement showing that you beneficially owned shares of our common stock on the Record Date. If your shares are held in street name, you may attend the meeting with proof of ownership, but you may not vote your shares in person at the Annual Meeting unless you have obtained a “legal proxy” or other evidence from your broker giving you the right to vote your shares at the Annual Meeting.

Q:	What information is contained in this proxy statement?

A:	This proxy statement contains information regarding our corporate governance practices, the Board, our named executive officers, the compensation of our directors and named executive officers, the director nominees for election and other proposals to be voted on at the Annual Meeting, and certain other required information.

1

Q:	How may I obtain the Company’s Annual Report on Form 10-K for the year ended December 31, 2023?

A:	We have enclosed with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Our Annual Report on Form 10-K can also be accessed through our website at www.xtantmedical.com (click “Investors” and “SEC Filings”). We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC on April 1, 2024. We sometimes refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as our 2023 Annual Report.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

1.	To elect the six nominees named in this proxy statement to serve as directors until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2024;

3.	To approve, on an advisory basis, the compensation of our executive officers named in this proxy statement; and

4.	To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

Q:	How many votes must the nominees for director have to be elected?

A:	In order for a director to be elected at a meeting at which a quorum is present, the director must receive the affirmative vote of a plurality of the shares voted. There is no cumulative voting for our directors or otherwise.

Q:	What are the voting requirements to approve the other proposals?

A:	As noted above, with respect to Proposal One, the six director nominees receiving the highest number of affirmative votes will be elected. The affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote on the proposal is required to approve Proposal Two and Proposal Three.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares “FOR” all six of the director nominees, “FOR” the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm, and “FOR” the approval, on an advisory basis, of the compensation of the executive officers named in this proxy statement.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Q:	What shares may I vote?

A:	Each share of our common stock issued and outstanding as of the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee, or other nominee. We had 130,268,590 shares of common stock issued and outstanding on the Record Date.

2

Q:	What is the difference between being a stockholder of record and being the beneficial owner of shares held in street name?

A:	A stockholder of record owns shares that are registered in his or her own name. A beneficial owner owns shares that are held in street name through a third party, such as a broker. As summarized below, there are some distinctions between a stockholder of record and beneficial owner.

Stockholder of Record

You are the stockholder of record of any of your shares registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. With respect to such shares, these proxy materials are being sent to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to our designees, Sean E. Browne, the Company’s President and Chief Executive Officer, Scott C. Neils, the Company’s Chief Financial Officer, and Stavros G. Vizirgianakis, the Company’s Chairman of the Board, or to any other person you wish to designate, or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to grant your voting proxy to Mr. Browne, Mr. Neils and Mr. Vizirgianakis.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares held in street name. With respect to such shares registered through a broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote. You may use the voting instruction card provided by your broker for this purpose. Even if you have directed your broker how to vote, you may also attend the Annual Meeting. However, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” or other evidence from your broker giving you the right to vote the shares at the Annual Meeting.

Q:	Who is entitled to attend the Annual Meeting and what are the admission procedures?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of the Company’s common stock as of the Record Date or the voting instruction card provided by your broker. The Annual Meeting will begin promptly at 8:00 a.m., Eastern Time. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:	May I vote my shares in person at the Annual Meeting?

A:	If you were a stockholder of record on the Record Date, you may vote your shares in person at the Annual Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Annual Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy or other evidence from your broker giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker.

Stockholders of record may submit proxies by completing, signing, dating, and mailing their proxy cards to the address provided on the proxy card. Stockholders who hold shares beneficially in street name may vote by completing, signing, and dating the voting instruction cards provided and mailing them to the address provided on the voting instruction card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Annual Meeting.

3

Q:	Who will count the votes?

A:	Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board.

Q:	What is the effect of not voting?

A:	If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are a stockholder of record and you properly sign and return your proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this proxy statement, namely “FOR” all six of the director nominees, “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm and “FOR” the approval, on an advisory basis, of the compensation of our executive officers named in this proxy statement.

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. The ratification of the appointment of Grant Thornton as our independent registered public accounting firm in Proposal Two is a routine matter; and, accordingly, a broker is entitled to vote shares held for a beneficial owner on this proposal without instructions from such beneficial owner. On the other hand, absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe, based on the rules of the New York Stock Exchange (“NYSE”), that the election of directors in Proposal One and the advisory vote on executive compensation in Proposal Three are non-routine matters; and, accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Whether a voting proposal is ultimately determined routine or non-routine is determined by the NYSE. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for purposes of determining whether a quorum is present.

4

Q:	How many votes are required for the approval of the proposals to be voted upon, and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions	Effect of Broker Non-Votes
Proposal One: Election of Directors	Plurality of the votes cast. This means that the six nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld will have no effect.	Broker non-votes will have no effect.
Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal Three: Advisory Vote on Executive Compensation	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

Q:	Can I revoke my proxy or change my vote after I have voted?

A:	You may revoke your proxy and change your vote by voting again or by attending the Annual Meeting and voting in person. Only your latest dated proxy card received at or prior to the Annual Meeting will be counted. However, your attendance at the Annual Meeting will not have the effect of revoking your proxy unless you forward written notice to the Corporate Secretary at Xtant Medical Holdings, Inc., 664 Cruiser Lane, Belgrade, Montana 59714, or you vote by ballot at the Annual Meeting. If you are a beneficial owner, you will need to request a legal proxy from your broker and bring it with you to vote at the Annual Meeting.

Q:	How many votes are required to hold the Annual Meeting?

A:	The presence, in person or by proxy, of the holders of one-third of the shares of our common stock outstanding and entitled to vote on the Record Date is necessary to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be considered as present at the Annual Meeting for purposes of establishing a quorum.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing, and distributing these proxy materials. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail, and facsimile by directors, officers, and regular employees of the Company. None of the Company’s directors, officers, or employees will receive any additional compensation for soliciting proxies on behalf of the Board. The Company may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of soliciting material to the beneficial owners of common stock held of record by those owners. The Company will reimburse those brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will disclose final voting results in a Current Report on Form 8-K that will be filed with the SEC not more than four business days following the Annual Meeting.

5

PROPOSAL one—ELECTION OF DIRECTORS

Board Size and Structure

Our Third Amended and Restated Bylaws (“Bylaws”) provide that the Board will consist of one or more members, the number thereof to be determined from time to time by resolution of the Board; provided, however, that prior to July 26, 2030, fixing the number of directors at more than seven directors requires the approval of at least 75% of the directors then holding office. The Board has fixed the number of directors at six, and we currently have six directors serving on the Board. Each director holds office for a term of one year or until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation, disqualification, or removal.

Current Directors and Nominees for Director

The Board has nominated the following six individuals to serve as our directors until the next annual meeting of stockholders or until their respective successors are elected and qualified. All of the nominees named below are current members of the Board. The names, ages, and positions of our nominees for director as of May 28, 2024 are as follows:

Name	Age	Position
Stavros G. Vizirgianakis(3)	53	Chairman of the Board and Director
Sean E. Browne	58	Chief Executive Officer and Director
John K. Bakewell(1)(3)	63	Director
Jonn R. Beeson(2)(3)	55	Director
Robert E. McNamara(1)(2)	67	Director
Lori D. Mitchell-Keller(1)(2)	58	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Each director elected at the Annual Meeting will serve a one-year term until the Company’s next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, or removal. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the six nominees. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Board Nomination Rights

Pursuant to an Investor Rights Agreement, dated as of February 14, 2018 (as amended, the “Investor Rights Agreement”), by and among the Company and OrbiMed Royalty Opportunities II, LP (“Royalty Opportunities”) and ROS Acquisition Offshore LP (“ROS”), for so long as the Ownership Threshold (as defined in the Investor Rights Agreement and below) is met, Royalty Opportunities and ROS are entitled to nominate such individuals to the Board constituting a majority of the directors. However, Royalty Opportunities and ROS waived this right and did not nominate any individuals to serve on the Board for the ensuing year.

In connection with our 2022 private placement, we entered into an agreement with Stavros G. Vizirgianakis, as the lead investor of the private placement, pursuant to which we agreed to provide Mr. Vizirgianakis certain director nomination rights. Pursuant to the terms of the agreement, we expanded the size of the Board by one position and elected Mr. Vizirgianakis as a director to fill the vacancy created as a result of the increase, effective upon completion of the closing of the first tranche of securities in the private placement. In addition, we, with the consent of Royalty Opportunities and ROS, elected Mr. Vizirgianakis as Chairman of the Board, effective upon completion of the first closing. The director nomination rights set forth in the agreement will terminate on the earlier of (i) the date on which Mr. Vizirgianakis ceases to hold at least 75% of the shares of our common stock purchased by him in the private placement; (ii) October 7, 2024; or (iii) upon written notice of Mr. Vizirgianakis to the Company.

6

Additional Information About Director Nominees

The Board believes that our six director nominees collectively have the experience, qualifications, attributes, and skills to effectively oversee the management of the Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and our stockholders, and a dedication to enhancing stockholder value. The business experience of each nominee for director is summarized below.

Stavros G. Vizirgianakis has served as a member of our Board since August 2022. Mr. Vizirgianakis was elected to the Board in connection with our private placement in August 2022. Mr. Vizirgianakis is the former Chief Executive Officer of Misonix, Inc., a medical device company that Bioventus Inc. acquired in 2021. Mr. Vizirgianakis has a distinguished career in the medical devices field having worked for United States Surgical Corporation as director of sales for sub-Saharan Africa and later Tyco Healthcare in the capacity of General Manager South Africa. In 2006, Mr. Vizirgianakis co-founded Surgical Innovations, which has become one of the largest privately owned medical device distributors in the African region, and now part of the Johannesburg Stock Exchange listed entity Ascendis Health. Mr. Vizirgianakis was Managing Director of Ascendis Medical from January 2014 through July 2016. Mr. Vizirgianakis served as the President and Chief Executive Officer of Misonix from September 2016 through October 2021. Mr. Vizirgianakis currently serves as a director and Chairman of the board of directors of Apyx Medical Corporation (NASDAQ: APYX), an advanced energy technology company, and as a director of Medinotec, Inc. (OTCQX: MDNC), a medical device company. He previously served on the board of directors of Bioventus Inc. and Tenaxis Medical and is a strategic investor and advisor to numerous medical device startups and established companies in this field. Mr. Vizirgianakis has a Degree in Commerce from the University of South Africa. Mr. Vizirgianakis’s extensive experience as a senior executive of a publicly traded medical technology company, as well as his experience serving on the board of directors of other companies contributes valuable experience to our Board.

Sean E. Browne has served as our President and Chief Executive Officer since October 2019 and as a member of our Board since October 2019. Prior to this, Mr. Browne served as Chief Revenue Officer of CCS Medical, Inc., a provider of home delivery medical supplies, from September 2014 to June 2019. Prior to CCS Medical, Mr. Browne served as Chief Operating Officer of The Kini Group, an integrated cloud-based software analytics and advisory firm, from March 2013 to August 2014. From November 2007 to March 2016, Mr. Browne served as President and Chief Executive Officer and a director of Neuro Resource Group, a venture start-up medical device company that was sold to a strategic buyer. In other roles, Mr. Browne served as President, Miltex Surgical Instrument Division for Integra LifeSciences Holdings Corporation, a publicly held medical device company that acquired Miltex Holdings, Inc. Mr. Browne served as Vice President, Sales and Marketing of Esurg.com, an e commerce company serving physician and ambulatory surgery markets. Prior to Esurg.com, Mr. Browne served as Senior Vice President, Health Systems Division of McKesson Corporation, a drug company, and prior to McKesson, served in various positions with increasing responsibility at Baxter Healthcare. Mr. Browne holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Science degree, with a major in Finance and minor in Statistics, from Boston University. We believe that Mr. Browne’s day-to-day operations experience as a result of his role as our President and Chief Executive Officer enable him to make valuable contributions to the Board of Directors. In addition, in his role as President and Chief Executive Officer, Mr. Browne provides unique insight into our business strategies, opportunities and challenges, and serves as the unifying element between the leadership and strategic direction provided by the Board of Directors and the implementation of our business strategies by management.

John K. Bakewell has served as a member of our Board since February 2018. He was initially elected to the Board in connection with our restructuring in February 2018. Mr. Bakewell is a strategic executive with more than 30 years of experience in senior executive roles and as a board member of several medical technology companies. He currently serves on the board of directors of Treace Medical Concepts, Inc. (NASDAQ: TMCI), a medical device company. Mr. Bakewell most recently held the position of Chief Financial Officer of Exact Sciences Corporation (NASDAQ: EXAS), a molecular diagnostics company, and previously Chief Financial Officer of Lantheus Holdings, Inc. (NASDAQ: LNTH), a diagnostic medical imaging company. Mr. Bakewell also previously served in Chief Financial Officer positions at Interline Brands, Inc., RegionalCare Hospital Partners, Wright Medical Group, Inc., which was acquired by Stryker Corporation (NYSE: SYK) in November 2020, Cyberonics, Inc., now part of LivaNova PLC (NASDAQ: LIVN), Altra Energy Technologies, Inc. and ZEOS International, Ltd. He began his career in the public accounting profession, serving seven years, collectively, with Ernst & Young and KPMG Peat Marwick. Mr. Bakewell previously served on the board of directors of Neuronetics, Inc. (NASDAQ: STIM), a public medical device company, and Entellus Medical, Inc., a public ENT-focused medical device company, until its acquisition by Stryker Corp.; ev3 Inc., a public endovascular medical device company, until its acquisition by Covidien plc; and Corindus Vascular Robotics, Inc., a public cardiovascular robotics medical technology company and now a Siemens Healthineers company. Mr. Bakewell holds a Bachelor of Arts in Accounting from the University of Northern Iowa and is a certified public accountant (current status inactive). Mr. Bakewell’s financial expertise and extensive managerial experience as a senior executive of several publicly traded medical technology companies, as well as his experience serving on the board of directors of other companies contributes valuable experience to our Board.

7

Jonn R. Beeson has served as a member of our Board since May 1, 2023. Mr. Beeson is a partner with Jones Day, a global law firm, and has been practicing corporate law since 1996. His practice focuses on mergers and acquisitions, divestitures, takeovers, capital raising, securities transactions, corporate governance and stockholder activism matters. Mr. Beeson represents a variety of corporate clients and is most active in the life sciences, technology and software industries, with significant experience working with a wide range of medical device companies. Mr. Beeson holds a Bachelor of Science degree from the University of California, Irvine, and a Juris Doctor from the University of Pennsylvania. Mr. Beeson’s extensive experience in mergers and acquisitions, corporate governance matters and working with medical device companies contributes valuable experience to our Board.

Robert E. McNamara has served as a member of our Board since February 2018. He has over 25 years of experience in the medical device industry. Mr. McNamara was initially elected to the Board in connection with our restructuring in February 2018. He also serves as Audit Committee Chairman of Axonics, Inc. (AXNX) and as Audit Committee Chairman and member of the Nominating and Governance Committee of AVITA Medical, Inc. (RCEL). From January 2013 to July 2016, Mr. McNamara served as Executive Vice President and from April 2012 to July 2016 as the Chief Financial Officer for LDR Holding Corporation, a publicly held medical device (spinal implants) company acquired by Zimmer Biomet Holdings, Inc. In addition, Mr. McNamara has previously served as the Senior Vice President and Chief Financial Officer for publicly traded medical device companies including Accuray Inc., a stereotactic radiation company focused on treating cancer using AI robotics, Somnus Medical Technologies Inc., a RF energy company focused on treating upper airway breathing disorders, and Target Therapeutics, Inc., a minimally invasive catheter and device company treating vascular diseases of the brain. Mr. McNamara has been a member of the board of directors of Northstar Neurosciences Inc. and is the former Mayor of Menlo Park, California. Mr. McNamara began his career in public accounting and is a certified public accountant (current status inactive). Mr. McNamara holds a Bachelor of Science in Accounting from the University of San Francisco and a Master of Business Administration in Finance from The Wharton School at the University of Pennsylvania. Mr. McNamara brings valuable finance and accounting experience in the medical device industry to the Board.

Lori D. Mitchell-Keller has served as a member of our Board since May 16, 2023. Ms. Mitchell-Keller has over 30 years of experience in the software, consumer goods, wholesale distribution and retail industries, including more than 15 years focused on market strategy and market development. From May 2020 to November 2022, she served as Vice President and Global General Manager, Industry Solutions, at Google Cloud, a company offering a suite of cloud computing services. From June 2018 to May 2020, Ms. Mitchell-Keller served as the President and Global General Manager, SAP Industries, at SAP Labs, LLC, a software company, where she previously served in several other roles since 2007, including EVP and Global General Manager, Consumer Industries; SVP and Global Head, Retail Industry Business Unit; SVP, LoB Solution Management Idea-to-Delivery; SVP, Suite Solution Management, Supply Chain, Product Lifecycle Management and Manufacturing; and SVP, Business Suite Applications. Prior to SAP, Ms. Mitchell-Keller held a variety of executive positions at Manugistics, a software company, and Baxter/Allegiance Healthcare. Ms. Mitchell-Keller currently serves as a member of the board of directors of Mitratech, a software company; Madison House Autism Foundation and The Neighborhood Of Maryland, Inc. She previously served on the boards of directors of the Food Marketing Institute and the National Retail Federation. Ms. Mitchell-Keller holds a Master of Business Administration in Management/Strategy and Marketing from the J.L. Kellogg Graduate School of Management at Northwestern University, a Master of Science in Operations Research from Stanford University, and a Bachelor of Science in Industrial Engineering from Iowa State University. Ms. Mitchell-Keller brings valuable market strategy, market development, operations and supply chain management experience to the Board.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the election of Stavros G. Vizirgianakis, Sean E. Browne, John K. Bakewell, Jonn R. Beeson, Robert E. McNamara and Lori D. Mitchell-Keller to serve as directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

The Board Recommends a Vote FOR the Election of All Six Nominees for Director.

8

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Investor Rights Agreement

We are party to an Investor Rights Agreement with OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP, which are funds affiliated with OrbiMed Advisors LLC. Under the Investor Rights Agreement, Royalty Opportunities and ROS are permitted to nominate a majority of the directors and designate the chairperson of our Board of Directors at subsequent annual meetings, as long as they maintain an ownership threshold in our Company of at least 40% of our then outstanding common stock. If Royalty Opportunities and ROS are unable to maintain the Ownership Threshold, as defined in the Investor Rights Agreement, the Investor Rights Agreement contemplates a reduction of nomination rights commensurate with our ownership interests. For so long as the Ownership Threshold is met, we must obtain the approval of a majority of our common stock held by Royalty Opportunities and ROS to proceed with the following actions: (i) issue new securities; (ii) incur over $250,000 of debt in a fiscal year; (iii) sell or transfer over $250,000 of our assets or businesses or our subsidiaries in a fiscal year; (iv) acquire over $250,000 of assets or properties in a fiscal year; (v) make capital expenditures over $125,000 individually, or $1,500,000 in the aggregate during a fiscal year; (vi) approve our annual budget; (vii) appoint or remove the chairperson of our Board of Directors; and (viii) make, loans to, investments in, or purchase, or permit any subsidiary to purchase, any stock or other securities in another entity in excess of $250,000 in a fiscal year.

The Investor Rights Agreement grants Royalty Opportunities and ROS the right to purchase from us a pro rata amount of any new securities that we may propose to issue and sell. The Investor Rights Agreement may be terminated (a) upon the mutual written agreement of all the parties, (b) upon our written notice or the written notice of ROS or Royalty Opportunities if the ownership percentage of our then outstanding common stock of ROS and Royalty Opportunities is less than 10%, or (c) upon written notice of ROS and Royalty Opportunities.

Royalty Opportunities and ROS collectively beneficially own approximately 56.1% of our common stock.

Controlled Company Status

Because more than 50% of the combined voting power of all of our outstanding common stock is beneficially owned by OrbiMed Advisors LLC, we are a “controlled company” as defined in section 801(a) of the NYSE American Company Guide. As such, we are exempt from certain NYSE American rules requiring our Board of Directors to have a majority of independent directors, a compensation committee composed entirely of independent directors and a nominating committee composed entirely of independent directors. We currently maintain a Board of Directors with a majority of independent directors and a compensation committee and nominating and corporate governance committee composed entirely of independent directors.

Director Independence

The Board has affirmatively determined that John K. Bakewell, Jonn R. Beeson, Robert E. McNamara, Lori D. Mitchell-Keller and Stavros G. Vizirgianakis are “independent directors,” as defined under the independence standards of the NYSE American.

Board Leadership Structure

Under the terms of the Investor Rights Agreement, Royalty Opportunities and ROS have the right to designate the Chair of the Board. However, Royalty Opportunities and ROS have waived this right during the past couple of years. Stavros G. Vizirgianakis serves as Chair of the Board and has served in this position since August 2022 when he joined our Board in connection with our private placement. Sean E. Browne serves as our President and Chief Executive Officer. We believe this leadership structure is in the best interests of the Company and our stockholders and strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to-day leadership, and performance of the Company and the Chair of the Board’s responsibility to guide the overall strategic direction of the Company, provide oversight of our corporate governance and guidance to our Chief Executive Officer, and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe that we are currently well-served by this leadership structure.

9

In connection with our August 2022 private placement, we entered into an agreement with Stavros G. Vizirgianakis, as the lead investor of the private placement, pursuant to which we agreed to provide Mr. Vizirgianakis certain director nomination rights. Pursuant to the terms of the agreement, we agreed to and expanded the size of the Board by one position and elected Mr. Vizirgianakis as a director to fill the vacancy created as a result of the increase, effective upon completion of the closing of the first tranche of securities in the private placement. In addition, we agreed to and elected Mr. Vizirgianakis as Chair of the Board, effective upon completion of the first closing. The director nomination rights set forth in the agreement will terminate on the earlier of (i) the date on which Mr. Vizirgianakis ceases to hold at least 75% of the shares of our common stock purchased by him in the private placement; (ii) October 7, 2024; or (iii) upon written notice of Mr. Vizirgianakis to the Company.

Board Meetings

The Board met 17 times during fiscal 2023. During fiscal 2023, each director nominee attended at least 88.9% of the meetings of the Board and Board committees on which the director served during the last fiscal year.

We do not have a formal policy on Board member attendance at annual meetings of stockholders. All Board members serving at the time of the Company’s 2023 annual meeting of stockholders attended the annual meeting either in person or by telephone.

Board Committees

We currently maintain three Board committees, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee was formed on May 1, 2023.

The table below summarizes the current membership of each of our three standing board committees as of May 28, 2024.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stavros G. Vizirgianakis			●
Sean E. Browne
John K. Bakewell	Chair		●
Jonn R. Beeson		●	Chair
Robert E. McNamara	●	Chair
Lori D. Mitchell-Keller	●	●

Audit Committee

The organization and primary responsibilities of the Audit Committee are set forth in its charter, posted on our website at www.xtantmedical.com (click “Investors” and “Corporate Governance”), and include various matters with respect to the oversight of our accounting and financial reporting process and audits of our financial statements. The primary purposes of the Audit Committee include:

●	to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

●	to provide assistance to the Board with respect to its oversight of the following:

○	integrity of the Company’s financial statements and internal controls;

○	the Company’s compliance with legal and regulatory requirements;

○	the qualifications and independence of the Company’s independent registered public accounting firm; and

○	the performance of the Company’s internal audit function, if any, and independent registered public accounting firm; and

●	to prepare the report required to be prepared by the Audit Committee pursuant to the rules of the Securities and Exchange Commission.

10

The Audit Committee currently consists of Mr. Bakewell (Chair), Mr. McNamara and Ms. Mitchell-Keller. From January 2023 and until May 2023, the Audit Committee consisted of Mr. Bakewell (Chair) and Mr. McNamara. The Audit Committee met five times during fiscal 2023. Under the NYSE American listing standards, all Audit Committee members must be independent directors and meet heightened independence requirements under the federal securities laws. In addition, all Audit Committee members must be financially literate, and at least one member must be financially sophisticated. Further, under SEC rules, the Board must determine whether at least one member of the Audit Committee is an “audit committee financial expert,” as defined by the SEC’s rules. The Board has determined that Mr. Bakewell, Mr. McNamara and Ms. Mitchell-Keller are independent and financially literate and that Mr. Bakewell and Mr. McNamara are financially sophisticated and qualify as “audit committee financial experts” in accordance with the applicable rules and regulations of the SEC.

Compensation Committee

The organization and responsibilities of the Compensation Committee are set forth in its charter, which is posted on our website at www.xtantmedical.com (click “Investors” and “Corporate Governance”). The primary purposes of the Compensation Committee include:

●	recommending to the Board all compensation for the Company’s Chief Executive Officer and approving all compensation for the Company’s other executive officers;

●	administering the Company’s equity-based compensation plans;

●	reviewing, assessing, and approving overall strategies for attracting, developing, retaining, and motivating Company management and employees;

●	overseeing the development and implementation of succession plans for the Chief Executive Officer and other key executive officers and employees;

●	reviewing, assessing, and approving overall compensation structure on an annual basis; and

●	recommending and leading a process for the determination of non-employee director compensation.

The Compensation Committee currently consists of Mr. McNamara (Chair), Mr. Beeson and Ms. Mitchell-Keller. From January 2023 and until May 2023, the Compensation Committee consisted of Mr. McNamara (Chair) and Michael J. Eggenberg and Matthew S. Rizzo, both former directors. The Compensation Committee met five times during fiscal 2023. The Board has determined that each of Mr. McNamara, Mr. Beeson and Ms. Mitchell-Keller satisfies the heightened independence criteria for compensation committee members under the NYSE American listing standards. In addition, each Compensation Committee member is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

As described above, the Compensation Committee is responsible for recommending to the Board all compensation for the Company’s Chief Executive Officer and approving all compensation for the Company’s other executive officers. Although the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, it has not done so. The Company’s Chief Executive Officer provides his recommendations to the Compensation Committee regarding compensation to be paid to the executive officers and bonus plan performance objectives and goals. The Compensation Committee may engage and obtain advice and assistance from outside advisors as it deems necessary to carry out its duties. In 2023, the Compensation Committee engaged Mercer (US) Inc. to serve as its independent compensation consultant and to assist with the assessment of our executive and non-employee director compensation programs. Mercer (US) Inc. does not provide any services to the Company unrelated to executive or director compensation.

11

Nominating and Corporate Governance Committee

The organization and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which is posted on our website at www.xtantmedical.com (click “Investors” and “Corporate Governance”). The primary purposes of the Nominating and Corporate Governance Committee include:

●	identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending to the Board director nominees for election at each annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board;

●	making recommendations to the Board regarding director diversity, retirement age, tenure and refreshment policies;

●	reviewing and making recommendations to the Board regarding Board committee structure and composition;

●	developing and recommending to the Board a set of corporate governance guidelines and overseeing corporate governance issues; and

●	developing and overseeing an orientation process for new directors and reviewing the Company’s policies and programs with respect to the continuing education of directors.

The Nominating and Corporate Governance Committee consists of Mr. Beeson (Chair), Mr. Bakewell and Mr. Vizirgianakis. The Nominating and Corporate Governance Committee met three times during fiscal 2023. The Board has determined that Mr. Beeson, Mr. Bakewell and Mr. Vizirgianakis are independent directors under the NYSE American listing standards.

In connection with its primary responsibilities set forth above, the Nominating and Corporate Governance Committee is responsible for developing and overseeing an orientation process for new directors and to review our policies and programs with respect to the continuing education of directors. Accordingly, the Nominating and Corporate Governance Committee has adopted a new director orientation process, pursuant to which new directors will be provided with access to information about the Company to assist the director in better understanding the business as well as the responsibilities and culture of the Board and its committees. New directors will be provided with suggested reading materials, an initial orientation session, follow-up one-on-one meetings, and sponsorship by an existing director. The Nominating and Corporate Governance Committee has additionally adopted a director education reimbursement policy to encourage existing directors to seek additional education opportunities regarding corporate governance and other subject matters relevant to their service.

Corporate Governance Guidelines

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has established Corporate Governance Guidelines that describe our basic approach to corporate governance. A copy of these Corporate Governance Guidelines is posted on our website at www.xtantmedical.com (click “Investors” and “Corporate Governance”). Among the topics addressed in our Corporate Governance Guidelines are:

●	Role of the Board	●	Director Retirement Policy
●	Size of the Board	●	Conflicts of Interests
●	Composition of the Board	●	Confidentiality
●	Chair of the Board	●	Board Access to Senior Management
●	Lead Director	●	Board Access to Independent Advisors
●	Executive Sessions	●	Director Orientation and Continuing Education
●	Selection of New Directors	●	Board and Board Committee Self-Evaluation
●	Director Qualifications	●	Board, Committee and Stockholder Meetings
●	Limitation of Other Board Service	●	Board Committees
●	Directors Who Change their Current Positions	●	Leadership Development
●	Director Term Limits	●	Communications with the Board

12

Director Nomination Process

Until the creation of a Nominating and Corporate Governance Committee in May 2023, the Board oversaw our director nomination process. In identifying and evaluating candidates for membership on the Board, the Board took into account all factors it considered appropriate, including strength of character, mature judgment, career specialization, relevant technical skills, diversity (including, but not limited to, gender, race, ethnicity, age, experience, and skills), and the extent to which the candidate would fill a present need on the Board. Pursuant to its charter, the Nominating and Corporate Governance Committee, in evaluating candidates for nomination to the Board, will take into account the independence and other requirements, applicable pursuant to law, SEC rules, the requirements of any stock exchange on which securities of the Company are listed, or otherwise. At a minimum, the Nominating and Corporate Governance Committee will consider (i) whether each such nominee has demonstrated, by significant accomplishment in such nominee’s field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and (ii) the nominee’s reputation for honesty and ethical conduct in such nominee’s personal and professional activities. Additional factors which the Nominating and Corporate Governance Committee may consider include a candidate’s judgment, skill, objectivity, independence, leadership, integrity, diversity, business or other experience, financial or other expertise, time availability in light of other commitments and conflicts of interest. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders and others, as it deems appropriate. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. We do not have a formal diversity policy for directors.

The Nominating and Corporate Governance Committee identifies, and prior to the creation of the Nominating and Corporate Governance Committee, the Board identified, director candidates based on input provided by a number of sources, including Board members, stockholders, management, and third parties. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. Any stockholder recommendation must be sent to our Corporate Secretary at Xtant Medical Holdings, Inc., 664 Cruiser Lane, Belgrade, Montana 59714, and must include certain information concerning the nominee as specified in our Bylaws.

Board Diversity

We believe it is important to have a balanced and diverse Board, and we are committed to building and maintaining director diversity with members who bring a range of expertise, perspectives, experiences and personal characteristics pertaining to, among other factors, gender, race, ethnicity, age and tenure.

The following describes the current diversity, age and tenure of our Board:

13

Board Qualifications

Our Board seeks to ensure that the Board is composed of members whose particular expertise, experience, qualifications, attributes and skills, when taken together, will allow our Board to satisfy its oversight responsibilities effectively. The following are some of the key qualifications, skills and experiences of our Board:

Qualification, Skill or Experience	Vizirgianakis	Browne	Bakewell	Beeson	Mitchell-Keller	McNamara
Public Company CEO	●	●
Medical Device Industry	●	●	●	●		●
Manufacturing/Operations	●	●			●
Sales & Marketing/Commercial	●	●			●
Financial/Accounting			●			●
International	●	●			●
Mergers and Acquisitions	●	●		●
Governance	●		●	●		●

The members of our Board have a diversity of experience and a wide variety of backgrounds, skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our stockholders. The matrix above does not encompass all of the knowledge, skills and experience of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. However, a mark indicates a specific area of focus or expertise that the director brings to our Board. The determination of which particular knowledge, skill or experience is an area of focus or expertise for a director is based on their prior business and industry experience, training and background. More information on each director’s qualifications and background can be found in their director biographies. We regularly review the attributes required of the members of our Board in order to facilitate our long-term goals and operational performance, enhance our corporate culture and promote diversity and inclusiveness at our Company.

Risk Oversight

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board relies upon management to supervise day-to-day risk management.

14

Risk is inherent in every business. We face a number of risks, including regulatory, compliance, legal, competitive, financial (accounting, credit, interest rate, liquidity, and tax), operational, political, strategic, and reputational risks. Our management is responsible for the day-to-day management of risks faced by us, while the Board, as a whole and through the Audit Committee, has responsibility for the oversight of risk management. In its risk oversight role, the Board ensures that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to the Company. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, our processes for the management of business and financial risks, and compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee, along with management, is also responsible for developing and participating in a process for the review of important financial and operating topics that present potential significant risks to the Company. Additionally, the Audit Committee is responsible for overseeing the integrity of the Company’s information technology systems, processes and data, and for periodically reviewing and assessing with management (i) the adequacy of controls and security for the Company’s information technology systems, processes and data, and (ii) the Company’s contingency plans in the event of a breakdown or security breach affecting the Company’s information technology systems, to the extent possible. Management regularly discusses with the Board the strategies and risks facing the Company. This current leadership structure, which includes separate Chairman and Chief Executive Officer roles, is appropriate and in the best interests of the Company and its stockholders at this time for a number of reasons, including (i) the extensive experience of the members of the Board and management, (ii) our status as a controlled company, and (iii) the appropriate balance of risks relating to the concentration of authority through the oversight of our Chairman.

Code of Ethics and Code of Conduct

We have adopted a Code of Ethics for the CEO and Senior Financial Officers as well as a Code of Conduct that applies to all directors, officers, and employees. Our corporate governance materials, including our Code of Ethics for the CEO and Senior Financial Officers and Code of Conduct, are available on our website at www.xtantmedical.com (click “Investors” and “Corporate Governance”). We intend to disclose on our corporate website any amendment to, or waiver from, a provision of our Code of Ethics for the CEO and Senior Financial Officers that applies to directors and executive officers and that is required to be disclosed pursuant to the rules of the SEC and the NYSE American.

Stockholder Communications

The Board does not have a formal process for stockholders to send communications to the Board and does not feel that such a process is necessary at this time. If the Company receives stockholder communications that cannot be properly addressed by officers of the Company, the officers bring the matter to the attention of the Board.

15

DIRECTOR COMPENSATION

Director Compensation Program

Our director cash compensation consists of an annual cash retainer paid to each non-employee director and an additional annual cash retainer paid to the Chair of the Board, Chair of each of our Board Committees and Board Committee members, and initial and annual equity grants.

We revised our non-employee director compensation program in April 2023 to provide for an annual cash retainer to be paid to the Chair of our then newly formed Nominating and Corporate Governance Committee and then revised the program again effective as of July 1, 2023 to provide for annual cash retainers to be paid to Board Committee members in addition to Board Committee Chairs.

The table below sets forth the annual cash retainers for 2023, effective through June 30, 2023:

Description	Annual Cash Retainer
Non-Employee Director	$50,000
Chair of the Board Premium	32,500
Audit Committee Chair Premium	32,500
Compensation Committee Chair Premium	32,500
Nominating and Corporate Governance Committee Chair Premium	20,000

The table below sets forth the annual cash retainers for 2023, effective as of July 1, 2023:

Description	Annual Cash Retainer
Non-Employee Director (other than Board Chair)	$55,000
Board Chair	110,000
Audit Committee Chair	22,500
Audit Committee Member (other than Chair)	11,250
Compensation Committee Chair	16,250
Compensation Committee Member (other than Chair)	8,125
Nominating and Corporate Governance Committee Chair	10,000
Nominating and Corporate Governance Committee Member (other than Chair)	5,000

In addition to annual cash retainers, our non-employee director compensation program provides for initial and annual equity grants. Each of our two new directors, Jonn Beeson and Lori Mitchell-Keller, received a pro rata portion of the 2022 annual non-employee director RSU awards (initially valued at $112,016), covering 52,049 shares of our common stock in the case of Mr. Beeson and 45,782 shares of our common stock in the case of Ms. Mitchell-Keller, in connection with joining the Board. The number of shares underlying these initial RSU awards was based not only on the passage of time since the then most recent annual grant, but also the fair market value of our common stock at the time these initial RSU awards were approved by the Board. Consistent with our equity grant policy, these initial RSU awards were granted on the 15th day of the month after the election of the new director.

With respect to our annual equity grants, we revised our non-employee director compensation program in 2023 to provide for annual equity grants of stock options and RSUs (or, at the election of the non-employee director, restricted stock units, or DSUs), with a value equal to $125,000 per non-employee director, except in the case of our Chair of the Board, where the value is equal to $187,500. Consistent with our equity grant policy, these equity grants were granted on August 15, 2023. The number of stock options and RSUs granted to each non-employee director was based on assumed grant date fair values using our closing price of $0.86 per share of our common stock on June 25, 2023, which is a date immediately prior to the date of the Compensation Committee action related to these awards. Accordingly, on August 15, 2023, each of our non-employee directors at that time received a stock option under the Xtant Medical Holdings, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) to purchase 28,230 (42,345, in the case of the Chair of the Board) shares of our common stock at a per share exercise price equal to the fair market value of our common stock on that date and an RSU award (or, at the election of the non-employee director, a DSU award) covering 145,180 (217,770, in the case of the Chair of the Board) shares of our common stock. Because the value of our common stock increased between the date of the Compensation Committee action related to these awards and the grant date of these awards, the grant date fair value of these awards is different than the value we used in determining the number of stock options and RSUs. We recently reviewed and revised our non-employee director compensation program to provide for the grant of solely RSUs to non-employee directors as opposed to a fix of RSUs and stock options.

16

In 2023, we also adopted a director education reimbursement policy, pursuant to which we will reimburse directors for all reasonable costs of attending director education programs to encourage continuing director education. Amounts reimbursed include costs associated with attending each program, including tuition, travel, lodging and meals. In addition, we will reimburse directors for the reasonable cost of subscriptions to periodicals or online information services relating to corporate governance and other subject matters relevant to board service, as well as membership fees of organizations which promote corporate governance and board education. Directors serving on multiple boards are encouraged to obtain pro rata reimbursement of their director education expenses from each corporation that they serve, but we will nonetheless reimburse 100% of the costs if this is not practicable.

Pursuant to the 2023 Plan, the sum of any cash compensation, or other compensation, and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $400,000 (increased to $600,000 with respect to any non-employee director serving as the Chair of the Board or lead independent director or in the fiscal year of a non-employee director’s initial service as a non-employee director).

Director Compensation Table for Fiscal 2023

The table below describes the compensation earned by individuals who served as directors during fiscal 2023, other than Sean E. Browne, our President and Chief Executive Officer. Mr. Browne is not compensated separately for his service as a director, and his compensation is discussed under “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(3)(4)	All Other Compensation	Total
John K. Bakewell	$82,500	$174,216	$27,594	$—	$284,310
Jonn R. Beeson(5)	53,229	205,966	27,594	—	286,789
Michael J. Eggenberg(6)	16,801	—	—	—	16,801
Robert E. McNamara	82,500	174,216	27,594	—	284,310
Lori D. Mitchell-Keller(7)	43,505	205,806	27,594	—	276,905
Matthew S. Rizzo(6)	16,801	—	—	—	16,801
Stavros G. Vizirgianakis	98,750	261,324	41,390	—	401,464

(1)	Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value for the RSU awards or DSU awards granted to each non-employee director in 2023 computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on the closing price of our common stock on the grant date. These grant date fair value amounts may differ from the amounts provided in our non-employee director compensation program since the number of RSU or DSU awards is determined based on our stock price as of a date prior to the actual grant date.

17

(2)	On August 15, 2023, each non-employee director serving at the time, other than Mr. Vizirgianakis, received an RSU or DSU award covering 28,230 shares of our common stock, and Mr. Vizirgianakis, as Chair of the Board, received a DSU award covering 42,345 shares of our common stock. In addition, on May 15, 2023, Mr. Beeson received an RSU award covering 52,049 shares of our common stock and on June 15, 2023, Ms. Mitchell-Keller received an RSU award covering 45,782 shares of our common stock. As of December 31, 2023, the non-employee directors held the following unvested stock awards: Mr. Bakewell (145,180); Mr. Beeson (145,180); Mr. Eggenberg (0); Mr. McNamara; (145,180); Ms. Mitchell-Keller (145,180); Mr. Rizzo (0); and Mr. Vizirgianakis (217,770).

(3)	Amounts reported in the “Option Awards” column represent the aggregate grant date fair value for option awards granted to each non-employee director in 2023 computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on our Black-Scholes option pricing model. The table below sets forth the specific assumptions used in the valuation of the option awards:

Grant Date	Grant Date Fair Value Per Share	Risk Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield
08/15/2023	$0.98	4.3%	5.5 years	107.00%	—

These grant date fair value amounts may differ from the amounts provided in our non-employee director compensation program since the number of option awards is determined based on our Black-Scholes option pricing model as of a date prior to the actual grant date.

(4)	On August 15, 2023, each non-employee director serving at the time, other than Mr. Vizirgianakis, received an option to purchase 28,230 shares of our common stock, and Mr. Vizirgianakis, as Chair of the Board, received an option to purchase 42,345 shares of our common stock. These options were granted at an exercise price of $1.20 per share, were granted under the Xtant Medical Holdings, Inc. 2023 Equity Incentive Plan, the material terms of which are described in more detail under “Executive Compensation—Stock Incentive Plans,” vest in full on August 15, 2024 and will expire on August 15, 2033 or earlier in the case of a director whose service as a director is terminated prior to such date. As of December 31, 2023, the non-employee directors held the following unexercised stock options: Mr. Bakewell (28,230); Mr. Beeson (28,230); Mr. Eggenberg (0); Mr. McNamara; (28,230); Ms. Mitchell-Keller (28,230); Mr. Rizzo (0); and Mr. Vizirgianakis (42,345).

(5)	Mr. Beeson joined our Board of Directors effective May 1, 2023.

(6)	Each of Messrs. Eggenberg and Rizzo resigned as a director of the Company effective May 1, 2023.

(7)	Ms. Mitchell-Keller joined our Board of Directors effective May 16, 2023.

18

PROPOSAL two—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

We are seeking stockholder ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 as a matter of good corporate governance.

The Audit Committee appoints our independent registered public accounting firm, or independent auditor. In this regard, the Audit Committee evaluates the qualifications, performance, and independence of our independent auditor and determines whether to re-engage the current auditor. As part of its evaluation, the Audit Committee considers, among other factors:

●	the quality and efficiency of the services provided by the independent auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account;

●	the overall strength and reputation of the audit firm;

●	the auditor’s national capabilities relative to our business;

●	the auditor’s knowledge of our operations;

●	the quality and candor of the auditor’s communications with the audit committee and management;

●	the independence of the auditor;

●	external data on audit quality and performance, including recent PCAOB reports on the auditor and its peer firms; and

●	the auditor’s fees.

Upon consideration of these and other factors, the Audit Committee has appointed Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Grant Thornton has served as our independent auditor since 2023.

Stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm is not required. However, our Board of Directors is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Grant Thornton. Even if the selection is ratified by our stockholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

If our stockholders fail to ratify the appointment of Grant Thornton, the Audit Committee may reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and our stockholders.

We do not expect representatives from Grant Thornton to attend the Annual Meeting.

19

Audit and Non-Audit Fees

The following table represents aggregate fees billed to the Company for the fiscal year ended December 31, 2023 and December 31, 2022 by the Company’s independent registered accounting firms during such fiscal years.

	2023 (Grant Thornton)	2023 (Plante Moran)	2022 (Plante Moran)
Audit fees	$854,645	$147,495	$320,158
Audit-related fees	46,800	22,000	7,000
Tax fees	—	—	—
All other fees	—	—	—
Total fees	$901,445	$169,495	$327,158

In the above table, “audit fees” are fees billed for services provided related to the audit of our annual financial statements, quarterly reviews of our interim financial statements, and services normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for those fiscal periods. “Audit-related fees” are fees not included in audit fees that are billed by the independent accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These audit-related fees also consist of the review of our registration statements filed with the SEC and related services normally provided in connection with statutory and regulatory filings or engagements. “Tax fees” are fees billed by the independent accountant for professional services rendered for tax compliance, tax advice, and tax planning. “All other fees” are fees billed by the independent accountant for products and services not included in the foregoing categories.

Pre-Approval Policy

It is the Audit Committee’s policy to approve in advance the types and amounts of audit, audit-related, tax, and any other services to be provided by our independent registered public accounting firm. In situations where it is not practicable to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chair of the Audit Committee to grant pre-approval of auditing, audit-related, tax, and all other services up to $25,000. Any pre-approved decisions by the Chair are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved 100% of all services provided by Plante Moran during 2023 and 2022 and services provided by Grant Thornton during 2023.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial control, for preparing the financial statements, and for the public reporting process. Grant Thornton, our independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In this context, the Audit Committee has (i) reviewed and discussed the audited financial statements with management and our independent registered public accounting firm, (ii) discussed with our independent auditor the matters that are required to be discussed by the applicable Public Company Accounting Oversight Board and SEC standards, and (iii) received written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Respectfully submitted,

John Bakewell

Robert McNamara

Lori Mitchell-Keller

20

Recent Change in Independent Registered Public Accounting Firm

As previously disclosed, on August 15, 2023, the Audit Committee appointed Grant Thornton as the Company’s independent registered public accounting firm, and in connection therewith dismissed Plante & Moran, PLLC (“Plante Moran”), as the Company’s independent registered public accounting firm, subject to Grant Thornton’s standard client acceptance procedures, which were completed on August 18, 2023. The decision to appoint Grant Thornton as the Company’s new independent registered public accounting firm was the result of a request for proposal process after Plante Moran notified the Audit Committee that Plante Moran is evaluating whether to continue its Securities and Exchange Commission audit practice in the Company’s primary industry.

During the fiscal years ended December 31, 2022 and 2021, and through the subsequent interim period preceding the Company’s appointment of Grant Thornton as the Company’s independent registered public accounting firm, neither the Company, nor anyone on its behalf, consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Plante Moran on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and through the subsequent interim period preceding Plante Moran’s dismissal, (1) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Plante Moran, would have caused Plante Moran to make reference thereto in its report on the Company’s consolidated financial statements for the years ended December 31, 2022 and 2021, and (2) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company previously disclosed this information in its Current Report on Form 8-K filed with the SEC on August 18, 2023, provided Plant Moran with a copy of the disclosures, and requested that Plant Moran furnish it with a letter addressed to the SEC stating whether or not it agrees with the Company’s statements therein. A copy of the letter dated August 18, 2023 was filed as an exhibit to such Form 8-K.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board Recommends a Vote FOR the Ratification of the Appointment of Grant Thornton as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

21

PROPOSAL three—advisory vote on executive compensation

Background

The Board is providing our stockholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act and Section 14A of the Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in this proxy statement.

At our 2023 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal. Over 99% of the votes cast were in favor of our say-on-pay proposal. At our 2019 Annual Meeting of Stockholders, the Company submitted to stockholders a frequency of say-on-pay vote, recommending that a say-on-pay proposal be submitted annually. Our stockholders voted overwhelmingly in favor of an annual say-on-pay vote. Accordingly, stockholders are being provided with a say-on-pay vote at this year’s Annual Meeting.

Why You Should Vote in Favor of Our Say-On-Pay Proposal

Our executive compensation program is generally designed to attract, retain, motivate, and reward highly qualified and talented executive officers that will enable us to drive long-term stockholder value.

Our compensation practices include many best pay practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do:		What We Don’t Do:

●	Structure our executive officer compensation so that a significant portion of pay is at risk	●	No repricing of stock options unless approved by stockholders

●	Emphasize long-term performance in our equity-based incentive awards	●	No excessive perquisites

●	Use a mix of performance measures and caps on payouts	●	No guaranteed salary increases or bonuses

●	Require minimum vesting periods on equity awards	●	No tax or excise tax gross-ups

●	Require double-trigger for equity acceleration upon a change of control	●	No short sales or derivative transactions in Xtant stock, including hedges

●	Maintain competitive compensation packages	●	No pledging of Xtant securities

We encourage our stockholders to read the “Executive Compensation” section beginning on page 25, which describes in detail our executive compensation program and the executive compensation decisions made by the Compensation Committee for 2023, as well as the accompanying executive compensation tables and narratives that provide detailed information on the compensation of our named executive officers.

We believe that our executive compensation program is competitive, focused on pay for performance, and strongly aligned with the long-term interests of our stockholders. The Board believes that executive compensation for 2023 was reasonable, appropriate, and justified by the performance of the Company and the result of a carefully considered approach.

Proposed Resolution

The Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Executive Compensation” section, the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Stockholders are not voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. The Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

Next Say-On-Pay Vote

The next say-on-pay vote will occur at our 2025 Annual Meeting of Stockholders.

Board Recommendation

The Board unanimously recommends that our stockholders vote “FOR” approval, on an advisory basis, of our executive compensation, or say-on-pay vote.

The Board Recommends a Vote FOR Approval, on an Advisory Basis, of our Executive Compensation, or Say-on-Pay Vote

22

EXECUTIVE COMPENSATION

Executive Officers

The names, ages, and positions of our executive officers as of May 28, 2024 are as follows:

Name	Age	Position
Sean E. Browne	58	President and Chief Executive Officer and Director
Kevin D. Brandt	59	Chief Commercial Officer
Scott C. Neils	40	Chief Financial Officer
Mark A. Schallenberger	38	Chief Operations Officer

Sean E. Browne has served as our President and Chief Executive Officer since October 2019 and as a member of our Board since October 2019. Prior to this, Mr. Browne served as Chief Revenue Officer of CCS Medical, Inc., a provider of home delivery medical supplies, from September 2014 to June 2019. Prior to CCS Medical, Mr. Browne served as Chief Operating Officer of The Kini Group, an integrated cloud-based software analytics and advisory firm, from March 2013 to August 2014. From November 2007 to March 2016, Mr. Browne served as President and Chief Executive Officer and a director of Neuro Resource Group, a venture start-up medical device company that was sold to a strategic buyer. In other roles, Mr. Browne served as President, Miltex Surgical Instrument Division for Integra LifeSciences Holdings Corporation, a publicly held medical device company that acquired Miltex Holdings, Inc. Mr. Browne served as Vice President, Sales and Marketing of Esurg.com, an e commerce company serving physician and ambulatory surgery markets. Prior to Esurg.com, Mr. Browne served as Senior Vice President, Health Systems Division of McKesson Corporation, a drug company, and prior to McKesson, served in various positions with increasing responsibility at Baxter Healthcare. Mr. Browne holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Science degree, with a major in Finance and minor in Statistics, from Boston University. We believe that Mr. Browne’s day-to-day operations experience as a result of his role as our President and Chief Executive Officer enable him to make valuable contributions to the Board of Directors. In addition, in his role as President and Chief Executive Officer, Mr. Browne provides unique insight into our business strategies, opportunities and challenges, and serves as the unifying element between the leadership and strategic direction provided by the Board of Directors and the implementation of our business strategies by management.

Kevin D. Brandt has served as our Chief Commercial Officer since July 2018. From January 2017 to June 2018, Mr. Brandt served as Executive Vice President, Chief Commercial Officer – Domestic Direct of RTI Surgical, Inc., a surgical implant company. Mr. Brandt joined RTI as Vice President and General Manager, Emerging Technologies Commercialization in June 2012 and assumed additional responsibilities in January 2013 as head of RTI’s direct spine business. Following the acquisition of Pioneer Surgical, from July 2013 to December 2016, Mr. Brandt assumed additional responsibility when he began overseeing all North American and Canadian spine hardware and spine biologics portfolios. Mr. Brandt has over 32 years of commercial leadership experience in the global orthopedic industry focusing on building sustainable growth and value. Mr. Brandt’s expertise includes experience in sales, marketing, business development, mergers and acquisitions and integration leadership. Prior to joining RTI, Mr. Brandt held various senior leadership roles over an 18-year period in the orthopedic and spinal divisions at Stryker Corporation. In his most recent position at Stryker, he was President of Osteokinetics Corp. from January 2002 to June 2012. From June 2000 to December 2001, Mr. Brandt was Senior Director, US Spinal Sales, in which he was responsible for divesting and subsequently leading the Stryker Spine US Sales organization. Prior to joining Stryker, Mr. Brandt was a sales leader at Zimmer in a flagship office piloting a direct sales model from January 1990 to April 1994. Mr. Brandt earned a master’s degree in business administration in corporate finance and investments with distinction from Adelphi University, a bachelor of science degree in business administration from New York Institute of Technology, and has taken executive education courses at the Wharton School of Business, US Naval Academy and the Gallup organization.

Scott C. Neils has served as our Chief Financial Officer since June 2022 and prior to that served as our Interim Chief Financial Officer from January 2022 to June 2022 and as our Controller from August 2019 until January 2022. Mr. Neils’ has over 15 years of experience focused on public accounting and corporate finance. In this role, Mr. Neils gained extensive experience managing our finance and accounting functions. Prior to joining Xtant, Mr. Neils served as Audit Senior Manager at Baker Tilly US, LLP (formerly Baker Tilly Virchow Krause, LLP), an advisory, tax and assurance firm, from November 2015 to August 2019. Prior to that position, Mr. Neils was at Grant Thornton LLP, an accounting and advisory organization, from September 2007 to November 2015, most recently as Audit Manager. Mr. Neils is a Certified Public Accountant. He holds a Bachelor of Science in Business in Accounting and a Master of Accountancy from the Carlson School of Management at the University of Minnesota.

23

Mark A. Schallenberger was appointed our Chief Operations Officer effective as of January 16, 2023. Prior to this, Mr. Schallenberger served as Chief Operations Officer of Surgenex LLC, a medical technology manufacturer, from June 2019 to January 2023. Prior to Surgenex, Mr. Schallenberger served as Senior Director of Marketing & Product Development of DCI Donor Services Tissue Bank, a tissue bank, from February 2016 to June 2019. Prior to DCI Donor Services Tissue Bank, Mr. Schallenberger served as various roles with increasing responsibility from September 2010 to February 2016 culminating with Director of Scientific Affairs with Xtant Medical Holdings, Inc. formerly Bacterin International Holdings, Inc. Mr. Schallenberger holds a Master of Science in Chemical Biology from The Scripps Research Institute and a Bachelor of Science degree in Chemistry from the University of Montana.

Overview

This section describes the compensation of the executive officers named in the Summary Compensation Table below, which individuals consist of our President and Chief Executive Officer and the two most highly compensated executive officers for the year ended December 31, 2023:

●	Sean E. Browne, our President and Chief Executive Officer and principal executive officer (CEO or PEO);

●	Kevin D. Brandt, our Chief Commercial Officer; and

●	Mark Schallenberger, our Chief Operations Officer.

These executive officers are collectively referred to as our named executive officers.

When reading this Executive Compensation Overview, please note we are a small reporting company and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of SEC Regulation S-K. This Overview is intended to supplement the SEC-required disclosure, which is included in this section, and it is not a Compensation Discussion and Analysis.

Compensation Philosophy

We generally target executive compensation at the 50th percentile of our peer group as discussed below.

Use of Market Data

We strive to compensate our executive officers competitively relative to other companies that are similar to us primarily from an industry, revenue and revenue growth perspective. To ensure reasonableness and competitiveness of our executive compensation packages relative to our peer companies, the Compensation Committee evaluates our peer group with the aid of our independent compensation consultant and with input from management. Our current peer group is as follows.

Anika Therapeutics, Inc.	AxoGen, Inc.	IRadimed Corporation
NeuroPace, Inc.	OrthoPediatrics Corp.	Pulmonx Corporation
Rockwell Medical, Inc.	Sanara MedTech Inc.	SI-BONE, Inc.
Sientra, Inc.	Sight Sciences, Inc.	Silk Road Medical, Inc.
Surmodics, Inc.	TELA Bio, Inc.	Treace Medical Concepts, Inc.
Zynex, Inc.

Data from this peer group, therefore, is considered in the compensation benchmarking process as one input in helping us determine appropriate pay levels.

24

Use of Consultants

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management. The Compensation Committee retained Mercer (US) Inc. in August 2023 and updated its executive officer and non-employee director compensation analyses shortly thereafter. Mercer (US) Inc. did not provide any services to our company other than those for which it was retained by the Compensation Committee.

Elements of Our Executive Compensation Program

During 2023, our executive compensation program consisted of several key elements, which are described in the table below, along with the key characteristics of, and the purpose for, each element and key 2023 changes.

Element	Key Characteristics	Purpose	Key 2023 Changes
Base Salary (Fixed, Cash)	A fixed amount, paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted.	Provides a source of fixed income that is market competitive and reflects scope and responsibility of the position held.	No changes, except establishing an initial base salary of $400,000 for Mr. Schallenberger.
Short-Term Incentive (STI) (Variable, Cash)	A variable, short-term, discretionary element of compensation that is payable in cash based on achievement of key pre-established annual corporate objectives.	Motivates and rewards our executives for achievement of annual corporate objectives.

No changes to target bonus percentages, except establishing a target bonus percentage at 50% for Mr. Schallenberger.

The pre-established corporate objectives for the 2023 STI plan were Xtant revenue (64% weighting), Coflex revenue (11% weighting), total revenue (15% weighting), gross margin (5% weighting) and adjusted EBITDA (5% weighting).

Achievement was determined to be at 110.76% of target.

Long-Term Incentives (LTI) (Variable, Equity-Based Awards)	A variable, long-term element of compensation that is provided in the form of time-vested stock option awards and restricted stock unit awards.	Aligns the interests of our executives with our stockholders; encourages our executives to focus on our long-term performance; promotes retention; and encourages significant stock ownership.	Our named executive officers received stock option awards, with 25% vesting on the one-year anniversary of the grant date and the remaining 75% vesting in 12 quarterly installments thereafter, and restricted stock unit awards vesting annually over four years.
Retirement Benefits	A defined contribution retirement plan with a discretionary company match.	Provides an opportunity for employees to save and prepare financially for retirement.	No changes.

25

Summary Compensation Table

The table below provides summary information concerning all compensation awarded to, earned by, or paid to our named executive officers for the year ended December 31, 2023.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Sean E. Browne	2023	$600,000	$—	$209,059	$209,266	$664,560	$29,273	$1,712,158
President and Chief Executive Officer	2022	600,000	—	—	—	416,400	44,162	1,060,562
Kevin D. Brandt	2023	415,000	—	144,599	144,743	229,827	13,200	947,369
Chief Commercial Officer	2022	415,000	—	213,241	—	144,005	6,250	778,496
Mark A. Schallenberger	2023	400,000	—	205,144	208,263	221,520	139,696	1,174,623
Chief Operations Officer(6)

(1)	We generally do not pay any discretionary bonuses or bonuses that are subjectively determined and did not pay any such bonuses to any named executive officers in 2023. Annual cash incentive bonus payouts based on performance against pre-established corporate performance goals are reported in the “Non-equity incentive plan compensation” column.

(2)	Amounts reported represent the aggregate grant date fair value for restricted stock unit (“RSU”) awards granted to each named executive officer computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on the per share closing sale price of our common stock on the grant date for 2023 and 2022.

(3)	Amounts reported represent the aggregate grant date fair value for option awards granted to each named executive officer computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on our Black-Scholes option pricing model. The table below sets forth the specific assumptions used in the valuation of each such option award:

Grant Date	Grant Date Fair Value Per Share	Risk Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield
08/15/2023	$1.20	4.35%	6.25 years	111.12%	—
02/15/2023	$0.77	3.98%	6.25 years	111.60%	—

(4)	Amounts reported represent payouts under our annual bonus plan and for each year reflect the amounts earned for that year but paid during the following year.

(5)	The table below provides information concerning amounts reported in the “All Other Compensation” column of the Summary Compensation Table for 2023 with respect to each named executive officer.

Name	401(k) Match	Commuting Expenses	Relocation Expenses	Total
Sean E. Browne	$13,200	$16,073	$—	$29,273
Kevin D. Brandt	13,200	—	—	13,200
Mark A. Schallenberger	8,000	—	131,696	139,696

(6)	Mr. Schallenberger was appointed as our Chief Operations Officer effective January 16, 2023.

26

Executive Employment and Other Agreements

Employment Agreements

Effective October 7, 2019, we entered into an employment agreement with Sean E. Browne, our President and Chief Executive Officer, which provides for an annual base salary $600,000 and a target annual bonus opportunity equal to 100% of his annual base salary. We agreed to reimburse his reasonable travel and business expenses. In addition, we agreed to grant him an option to purchase 329,044 shares of our common stock and an RSU unit award covering 329,044 shares of our common stock under the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”), effective as of October 15, 2019, consistent with our equity grant policy. The total number of shares subject to these equity awards represented 5% of our then outstanding common stock. We also agreed to grant Mr. Browne additional stock options and RSU awards, in the same proportionate split, in the event OrbiMed (including its affiliates) converts any of our outstanding indebtedness into equity of the Company within five years. Accordingly, in response to the completion of our October 2020 debt restructuring, on November 15, 2020, we granted Mr. Browne an additional option to purchase 1,468,859 shares of our common stock and an RSU award covering 1,468,859 shares of our common stock. The terms of these awards are described under “—Outstanding Equity Awards at Fiscal Year-End.” Our agreement with Mr. Browne also contains standard confidentiality, non-competition, non-solicitation and assignment of intellectual property provisions, as well as standard severance and change in control provisions, which are described under “—Potential Payments upon Termination or Change in Control.”

Effective July 9, 2018, we entered into an employment agreement with Kevin D. Brandt, our Chief Commercial Officer, which provided for an initial annual base salary of $400,000 (which was subsequently increased to $415,000 in April 2019) with a target annual bonus of 50% of his annual base salary, and a $90,000 signing bonus, which was required to be paid back if Mr. Brandt terminated his employment with Xtant prior to the one-year anniversary of his hire date. In addition, the agreement provided for the grant of an RSU award covering 40,000 shares of our common stock, which vested in full on July 9, 2021, the three-year anniversary date of Mr. Brandt’s hire date, assuming continued employment. The agreement also provides that Mr. Brandt is eligible to receive an annual equity award, subject to the approval of the Board, provided that the grant value of such equity award shall not be less than 50% of his annual base salary. This agreement contains standard confidentiality, non-competition, non-solicitation, and assignment of intellectual property provisions, as well as standard severance and change in control provisions, which are described under “—Potential Payments upon Termination or Change in Control.”

Effective January 16, 2023, we entered into an employment agreement with Mark A. Schallenberger, our Chief Operations Officer, which provides for an annual base salary $400,000 and a target annual bonus opportunity equal to 50% of his annual base salary. In addition, the agreement provided for the grant of an option to purchase 105,000 shares of our common stock and an RSU award covering 89,000 shares of our common stock under the 2018 Plan, effective as of February 15, 2023, consistent with our equity grant policy. The options have a 10-year term and a per share exercise price equal to the “fair market value” (as defined in the 2018 Plan) of our common stock on the grant date. The options vest with respect to 25% of the shares on the one-year anniversary of the grant date and quarterly thereafter, and the RSUs vest in four equal annual installments, in each case assuming continued employment. Our agreement with Mr. Schallenberger also contains standard confidentiality, non-competition, non-solicitation and assignment of intellectual property provisions, as well as standard severance and change in control provisions, which are described under “—Potential Payments upon Termination or Change in Control.”

Indemnification Agreements

We have entered into indemnification agreements with our executive officers that require us to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to the fullest extent permitted by applicable law.

401(k) Retirement Plan

We have a 401(k) plan for our employees. The 401(k) plan is a defined contribution plan covering substantially all of our employees. Employees are eligible to participate in the plan on the first day of any month after starting employment. Employees are allowed to contribute a percentage of their wages to the 401(k) plan, subject to statutorily prescribed limits and are subject to a discretionary employer match of 100% of their wage deferrals not in excess of 4% of their wages.

27

Outstanding Equity Awards at Fiscal Year-End

The table below provides information regarding unexercised option awards and unvested stock awards held by each of our named executive officers that remained outstanding at our fiscal year-end, December 31, 2023. All of the outstanding equity awards described below were either granted under the 2023 Plan or the 2018 Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(2)
Sean E. Browne	263,235	65,809	(3)	$2.70	10/15/2029	65,809	(4)	$74,364
	1,101,644	367,215	(5)	1.26	11/15/2030	367,215	(6)	414,953
	—	203,252	(7)	1.20	08/15/2033	174,216	(8)	196,864
Kevin D. Brandt	30,770	—		6.20	08/15/2028	23,796	(9)	26,889
	40,527	—		2.76	08/15/2029	81,055	(10)	91,592
	89,956	29,986	(11)	1.13	08/15/2030	307,560	(12)	347,543
	112,229	87,290	(13)	1.27	08/15/2031	120,499	(8)	136,164
	—	140,583	(7)	1.20	08/15/2033
Mark A. Schallenberger	—	105,000	(14)	0.77	02/15/2033	89,000	(15)	100,570
	—	135,501	(7)	1.20	08/15/2033	116,144	(8)	131,243

(1)	All options awards have a 10-year term, but may terminate earlier if the recipient’s employment or service relationship with the Company terminates.

(2)	Based on the closing price of our common stock on December 29, 2023 ($1.13), as reported by the NYSE American.

(3)	This stock option vests in nearly equal installments annually over a five-year period beginning on October 15, 2020. In addition, this option will vest in full immediately in the event that it is discontinued upon a change in control or up to one year following a change in control and a pro rata percentage will vest immediately if Mr. Browne dies.

(4)	This RSU award vests in nearly equal installments annually over a five-year period beginning on October 15, 2020. In addition, this RSU award will vest in full immediately in the event that it is discontinued upon a change in control or up to one year following a change in control and a pro rata percentage will vest immediately if Mr. Browne dies.

(5)	This stock option vests in nearly equal installments annually over a four-year period beginning on October 15, 2021. In addition, this option will vest in full immediately in the event that it is discontinued upon a change in control or up to one year following a change in control and a pro rata percentage will vest immediately if Mr. Browne dies.

(6)	This RSU award vests in nearly equal installments annually over a four-year period beginning on October 15, 2021. In addition, this RSU award will vest in full immediately in the event that it is discontinued upon a change in control or up to one year following a change in control and a pro rata percentage will vest immediately if Mr. Browne dies.

(7)	This stock option vests with respect to 25% of the shares on August 15, 2024 and with respect to the remaining 75% of such shares over the three-year period thereafter in 12 as nearly equal as possible quarterly installments. In addition, this option will vest in full immediately in the event that it is discontinued upon a change in control or up to one year following a change in control and a pro rata percentage will vest immediately if the executive dies.

(8)	This RSU award vests in nearly equal installments annually over a four-year period beginning on August 15, 2024. In addition, this RSU award will vest in full immediately in the event that it is discontinued upon a change in control or up to 12 months following a change in control and a pro rata percentage will vest immediately if the executive dies.

28

(9)	This RSU award vests in nearly equal installments annually over a four-year period beginning on August 15, 2021. In addition, this RSU award will vest in full immediately in the event that it is discontinued upon a change in control or up to 12 months following a change in control and a pro rata percentage will vest immediately if the executive dies.

(10)	This RSU award vests in nearly equal installments annually over a four-year period beginning on August 15, 2022. In addition, this RSU award will vest in full immediately in the event that it is discontinued upon a change in control or up to 12 months following a change in control and a pro rata percentage will vest immediately if the executive dies.

(11)	This stock option vests with respect to 25% of the shares on August 15, 2021 and with respect to the remaining 75% of such shares over the three-year period thereafter in 12 as nearly equal as possible quarterly installments. In addition, this option will vest in full immediately in the event that it is discontinued upon a change in control or up to one year following a change in control and a pro rata percentage will vest immediately if the executive dies.

(12)	This RSU award vests in nearly equal installments annually over a four-year period beginning on August 15, 2023. In addition, this RSU award will vest in full immediately in the event that it is discontinued upon a change in control or up to 12 months following a change in control and a pro rata percentage will vest immediately if the executive dies.

(13)	This stock option vests with respect to 25% of the shares on August 15, 2022 and with respect to the remaining 75% of such shares over the three-year period thereafter in 12 as nearly equal as possible quarterly installments. In addition, this option will vest in full immediately in the event that it is discontinued upon a change in control or up to one year following a change in control and a pro rata percentage will vest immediately if the executive dies.

(14)	This stock option vests with respect to 25% of the shares on February 15, 2024 and with respect to the remaining 75% of such shares over the three-year period thereafter in 12 as nearly equal as possible quarterly installments. In addition, this option will vest in full immediately in the event that it is discontinued upon a change in control or up to one year following a change in control and a pro rata percentage will vest immediately if the executive dies.

(15)	This RSU award vests in nearly equal installments annually over a four-year period beginning on February 15, 2024. In addition, this RSU award will vest in full immediately in the event that it is discontinued upon a change in control or up to 12 months following a change in control and a pro rata percentage will vest immediately if the executive dies.

Xtant Medical Holdings, Inc. 2023 Equity Incentive Plan

In 2023, the Board and the Company’s stockholders approved and adopted the 2023 Plan. The purpose of the 2023 Plan is to advance the interests of the Company and our stockholders by enabling us to attract and retain qualified individuals to perform services, provide incentive compensation for such individuals in a form that is linked to the growth and profitability of our company and increases in stockholder value, and provide opportunities for equity participation that align the interests of participants with those of our stockholders.

The 2023 Plan replaced the 2018 Plan. However, the terms of the 2018 Plan continue to govern awards outstanding under the 2018 Plan until exercised, expired, paid, or otherwise terminated or canceled.

The 2023 Plan permits the Board, or a committee or subcommittee thereof, to grant to eligible employees, non-employee directors, and consultants of the Company non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, RSUs, DSUs, performance awards, non-employee director awards, and other stock-based awards. Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2023 Plan is 19,881,902 shares. To date, the Company has granted stock options, RSUs and DSUs under the 2023 Plan. As of May 28, 2024, 3,782,123 shares of Xtant common stock remained available for issuance under the 2023 Plan.

29

Potential Payments upon Termination or Change in Control

Executive Employment Agreements

Under the terms of the employment agreements we have entered into with our named executive officers, if the executive’s employment is terminated by the Company without “cause” (as defined in the agreement), the executive will be entitled to receive a severance payment equal to 12 months of his annual base salary, payable as salary continuation, reimbursement of COBRA payments for up to 12 months, and the prorated amount of any unpaid bonus for the calendar year in which his termination of employment occurs, if earned pursuant to the terms thereof. If the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” in connection with or within 12 months after a “change in control” (as such terms are defined in the agreement), the executive’s severance payment, as previously described, will be paid in one lump sum, and in the case of Mr. Brandt, will equal two times his base salary. To be eligible to receive these payments, the executive will be required to execute and not revoke a release of claims against the Company.

Equity Award Agreements

All equity awards held by our named executive officers have been granted under 2018 Plan or the 2023 Plan. Under the terms of the 2018 Plan and the 2023 Plan and the award agreements governing these awards, if an executive’s employment or other service with the Company is terminated for cause, then all outstanding awards held by such executive will be terminated and forfeited. In the event an executive’s employment or other service with the Company is terminated by reason of death, then:

●	All outstanding stock options will vest and become exercisable immediately as to a pro rata percentage of the unvested portion of the option scheduled to vest on the next applicable vesting date, and the vested portion of the options will remain exercisable for a period of one year after the date of such termination (but in no event after the expiration date).

●	The outstanding unvested RSU awards will vest and become immediately issuable as to a pro rata percentage of the unvested portion of the RSU awards scheduled to vest on the next applicable vesting date and the unvested portion of the RSU awards will terminate.

In the event an executive’s employment or other service with the Company is terminated by reason of disability, then:

●	All outstanding stock options will remain exercisable to the extent exercisable on the termination date for a period of one year after the date of such termination (but in no event after the expiration date).

●	All outstanding unvested RSU awards will terminate.

In the event an executive’s employment or other service with the Company is terminated for any other reason, then:

●	All outstanding stock options will remain exercisable to the extent exercisable on the termination date for a period of 90 days after the date of such termination (but in no event after the expiration date).

●	All outstanding unvested RSU awards will terminate.

In addition, the equity award agreements governing the equity awards held by our named executive officers contain “change in control” provisions. Under the award agreements, without limiting the authority of the Compensation Committee to adjust awards, if a “change in control” of the Company (as defined in the 2018 Plan and the 2023 Plan) occurs, then, unless otherwise provided in the award or other agreement, if an award is continued, assumed, or substituted by the successor entity, the award will not vest or lapse solely as a result of the change in control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed, or substituted and will continue to vest or lapse pursuant to such terms. If the award is continued, assumed, or substituted by the successor entity and within one year following the change in control, the executive is either terminated by the successor entity without “cause” or, if the executive resigns for “good reason,” each as defined in the award agreement, then the outstanding option will vest and become immediately exercisable as of the termination or resignation and will remain exercisable until the earlier of the expiration of its full specified term or the first anniversary of the date of such termination or resignation, and the outstanding RSU award will be fully vested and will be converted into shares of our common stock immediately thereafter. If an award is not continued, assumed, or substituted by the successor entity, then the outstanding option will be fully vested and exercisable, and the Compensation Committee will either give the executive a reasonable opportunity to exercise the option prior to the change in control transaction or will pay the difference between the exercise price of the option and the per share consideration paid to similarly situated stockholders. Under these conditions, the outstanding RSU award will be fully vested and will be converted into shares of our common stock immediately thereafter.

30

Pay Versus Performance Disclosure

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our NEOs, within the meaning of such rules, and certain financial performance measures of our Company. The table below provides information regarding compensation actually paid to our CEO, our principal executive officer (PEO), and average compensation actually paid to our other non-PEO named executive officers during each of the past three fiscal years, as well as total stockholder return and net income (loss) for each of the past three fiscal years.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(4) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(5)(6) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(7) ($)	Net Income (Loss)(8) ($)
2023	1,712,158	2,367,852	1,060,996	1,244,649	91.87	660
2022	1,060,562	1,234,277	772,515	829,884	117.86	(8,485)
2021	831,490	(849,352)	939,463	592,961	47.67	(4,849)

(1)	Amounts reported represent the Summary Compensation Table total for our CEO for each of the years presented. See “Executive Compensation—Summary Compensation Table.”

(2)	Amounts reported represent compensation actually paid to our CEO for each of the years presented. The dollar amounts in this column do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year.

(3)	Compensation actually paid to our PEO consists of the following amounts deducted from or added to the Summary Compensation Table total for our CEO for each of the years presented:

Sean E. Browne
Summary Compensation Table Total for 2023	$1,712,158
Deduct: Stock awards(a)	209,059
Deduct: Option awards(b)	209,266
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(c)	381,459
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	346,348
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	346,212
Add: Value of dividend equivalents accrued on equity awards during the year	0
Compensation Actually Paid for 2023	2,367,852

Summary Compensation Table Total for 2022	$1,060,562
Deduct: Stock awards(a)	0
Deduct: Option awards(b)	0
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(c)	0
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	118,202

31

Sean E. Browne
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	55,513
Add: Value of dividend equivalents accrued on equity awards during the year	0
Compensation Actually Paid for 2022	1,234,277

Summary Compensation Table Total for 2021	$831,490
Deduct: Stock awards(a)	0
Deduct: Option awards(b)	0
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(c)	0
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	(1,564,559)
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	(116,283)
Add: Value of dividend equivalents accrued on equity awards during the year	0
Compensation Actually Paid for 2021	(849,352)

(a)	Represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)	Represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(c)	Represents the year-end value of equity awards granted during the applicable year that are outstanding and unvested as of the end of such applicable year.

(d)	Represents the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year.

(e)	Represents the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that vested during the applicable year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable year and include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable year. Adjustments as provided in clauses (iii) and (vi) are inapplicable for all of the years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of RSU awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the closing sale price of our common stock, as reported by the NYSE American. The value of option awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on our Black-Scholes option pricing model, the assumptions of which are described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

32

(4)	Average Summary Compensation Table total for non-PEO named executive officers reflects the average Summary Compensation Table total for Kevin D. Brandt and Mark A. Schallenberger for 2023, Kevin D. Brandt and Scott C. Neils for 2022, and for Kevin D. Brandt and Greg Jensen for 2021.

(5)	The amounts in this column represent the average compensation actually paid to the non-PEOs for each of the years presented. The dollar amounts in this column do not reflect the actual average amount of compensation earned by or paid to the non-PEOs during the applicable year.

(6)	Average compensation actually paid to non-PEO named executive officers reflects the average compensation actually paid to Kevin D. Brandt and Mark A. Schallenberger for 2023, Kevin D. Brandt and Scott C. Neils for 2022, and for Kevin D. Brandt and Greg Jensen for 2021, and consists of the following average amounts deducted from and added to the average Summary Compensation Table total for the non-PEO named executive officers for each of the years presented:

Average Non-PEO Named Executive Officers
Average Summary Compensation Table Total for 2023	$1,060,996
Deduct: Average stock awards(a)	174,872
Deduct: Average option awards(b)	176,503
Add: Average year-end value of equity awards granted during the year that are outstanding and unvested(c)	382,803
Add: Average change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	94,066
Add: Average change in fair value of equity awards granted in prior years that vested during the year(e)	58,159
Add: Average value of dividend equivalents accrued on equity awards during the year	0
Average Compensation Actually Paid for 2023	1,244,649

Average Summary Compensation Table Total for 2022	$772,515
Deduct: Average stock awards(a)	200,944
Deduct: Average option awards(b)	30,014
Add: Average year-end value of equity awards granted during the year that are outstanding and unvested(c)	276,759
Add: Average change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	17,538
Add: Average change in fair value of equity awards granted in prior years that vested during the year(e)	(5,970)
Add: Average value of dividend equivalents accrued on equity awards during the year	0
Average Compensation Actually Paid for 2022	829,884

Average Summary Compensation Table Total for 2021	$939,463
Deduct: Average stock awards(a)	202,158
Deduct: Average option awards(b)	210,416
Add: Average year-end value of equity awards granted during the year that are outstanding and unvested(c)	172,448
Add: Average change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	(121,540)
Add: Average change in fair value of equity awards granted in prior years that vested during the year(e)	15,163
Add: Average value of dividend equivalents accrued on equity awards during the year	0
Average Compensation Actually Paid for 2021	592,961

(a)	Represents the average of the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

33

(b)	Represents the average of the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(c)	Represents the average of the year-end value of equity awards granted during the applicable year that are outstanding and unvested as of the end of such applicable year.

(d)	Represents the average of the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year.

(e)	Represents the average of the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that vested during the applicable year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable year and include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the average amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the average fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the applicable year, the average amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the average fair value at the end of the prior fiscal year; and (vi) the average dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable year. Adjustments as provided in clauses (iii) and (vi) are inapplicable for all of the years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of RSU awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the closing sale price of our common stock, as reported by the NYSE American. The value of option awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on our Black-Scholes option pricing model, the assumptions of which are described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(7)	The total shareholder return is calculated by the difference between our common stock price at the end of the three-year measurement period by our stock price at the beginning of the measurement period. Because we do not pay any dividends, our total stockholder return does not assume the reinvestment of dividends.

(8)	Amounts reported represent the amount of net loss reflected in our audited consolidated financial statements for the applicable year and is presented in thousands.

Pay Versus Performance Relationship

In accordance with Item 402(v) of SEC Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table above. The graphs below illustrate moderate correlation between compensation actually paid to our NEOs and our cumulative total stockholder return (TSR) and moderate correlation between compensation actually paid to our NEOs and our net income (loss) from the beginning to the end of the three year period presented.

Compensation Actually Paid and Company TSR. As demonstrated by the following graph, the amount of compensation actually paid to our NEOs trended upward with our cumulative TSR from the beginning to the end of the three year period presented in the chart below. The alignment of compensation actually paid with our cumulative TSR is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards, the value of which is driven by our stock price.

34

Compensation Actually Paid and Net Loss. As demonstrated by the following graph, the amount of compensation actually paid to our NEOs increased over the three year period presented in the chart below, and our net income increased as well. The overall increase in compensation actually paid to our NEOs is a result of the overall increase in our stock price over the period presented, which increased the compensation actually paid to our NEOs irrespective of our net income (loss) during each year.

35

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Policies and Procedures for Review and Approval of Related Party Transactions

Pursuant to its charter, the Audit Committee reviews and approves all related party transactions and makes recommendations to the full Board regarding approval of such transactions, unless the Board specifically delegates this responsibility to the Compensation Committee. The Audit Committee reviewed the transactions described below and determined that they were fair, just, and reasonable to the Company and in the best interests of the Company and its stockholders.

Related Party Transactions

Below is a description of transactions that have occurred during the past two fiscal years, or any currently proposed transactions, to which we were or are a participant and in which:

●	the amounts involved exceeded or will exceed the lesser of: $120,000 or one percent (1%) of the average of our total assets at year end for the last two completed fiscal years; and

●	a related person (including any director, director nominee, executive officer, holder of more than 5% of our common shares or any member of their immediate family) had or will have a direct or indirect material interest.

Investor Rights Agreement

We are party to an Investor Rights Agreement with OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP pursuant to which Royalty Opportunities and ROS are permitted to nominate a majority of the directors and designate the chairperson of our Board of Directors at subsequent annual meetings, as long as they maintain an ownership threshold in our Company of at least 40% of our then outstanding common stock. If Royalty Opportunities and ROS are unable to maintain the Ownership Threshold, as defined in the Investor Rights Agreement, the Investor Rights Agreement contemplates a reduction of nomination rights commensurate with our ownership interests. For so long as the Ownership Threshold is met, we must obtain the approval of a majority of our common stock held by Royalty Opportunities and ROS to proceed with the following actions: (i) issue new securities; (ii) incur over $250,000 of debt in a fiscal year; (iii) sell or transfer over $250,000 of our assets or businesses or our subsidiaries in a fiscal year; (iv) acquire over $250,000 of assets or properties in a fiscal year; (v) make capital expenditures over $125,000 individually, or $1,500,000 in the aggregate during a fiscal year; (vi) approve our annual budget; (vii) appoint or remove the chairperson of our Board of Directors; and (viii) make loans to, investments in, or purchase, or permit any subsidiary to purchase, any stock or other securities in another entity in excess of $250,000 in a fiscal year.

The Investor Rights Agreement grants Royalty Opportunities and ROS the right to purchase from us a pro rata amount of any new securities that we may propose to issue and sell. The Investor Rights Agreement may be terminated (a) upon the mutual written agreement of all the parties, (b) upon our written notice or the written notice of ROS or Royalty Opportunities if the ownership percentage of our then outstanding common stock of ROS and Royalty Opportunities is less than 10%, or (c) upon written notice of ROS and Royalty Opportunities.

2022 Private Placement and Securities Purchase Agreement

On August 23, 2022, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several accredited investors, including Stavros G. Vizirgianakis and his brother, and Jonn R. Beeson, who invested through The Platinum Legacy Trust, dated February 24, 2017, of which Jonn R. Beeson serves as Trustee, pursuant to which we agreed to issue an aggregate of 20,305,429 shares of our common stock and warrants to purchase up to an aggregate of 5,076,358 shares of our common stock in a private placement (the “Private Placement”), at a per unit (each unit consisting of one share and a warrant to purchase 0.25 of a share) purchase price of $0.48, which represented a 2.5% discount to the 10-day volume-weighted average price of our common stock ending August 19, 2022. The closing of the Private Placement was structured to occur in two tranches in order to comply with the continued listing requirements of the NYSE American, which requires stockholder approval of the sale, issuance, or potential issuance by listed companies of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which equals 20% or more of outstanding common stock prior to the transaction. Neither Mr. Vizirgianakis nor Mr. Beeson was a director of the Company when we entered into the Securities Purchase Agreement.

36

On August 25, 2022, we closed the first tranche of the Private Placement (the “First Closing”) and sold an aggregate of 14,060,315 shares and warrants to purchase an aggregate of 3,515,079 shares, for an aggregate purchase price of approximately $6.75 million. Immediately after the execution of the Securities Purchase Agreement by the parties thereto, we obtained the written consent of Royalty Opportunities and ROS, the holders of greater than a majority of the outstanding shares of our common stock, for the approval of the issuance of Shares and Warrants at the second closing of the Private Placement (the “Second Closing”) pursuant to the continued listing requirements of the NYSE American and in accordance with applicable provisions of the Delaware General Corporation Law and our Second Amended and Restated Bylaws. At the Second Closing, we sold an aggregate of 6,245,114 shares and warrants to purchase an aggregate of 1,561,279 shares, for an aggregate purchase price of approximately $3.0 million. Of the shares and warrants sold in the Private Placement, we sold the following number of shares and warrants to purchase the following number of shares to each of Mr. Vizirgianakis, the brother of Mr. Vizirgianakis and The Platinum Legacy Trust as follows:

	First Closing			Second Closing
Investor	Shares	Warrants	Purchase Price	Shares	Warrants	Purchase Price
S. Vizirgianakis	3,515,079	878,770	$1.7 million	2,264,861	566,214	$1.1 million
Brother of S. Vizirgianakis	3,515,077	878,769	$1.7 million	857,696	214,425	$0.4 million
The Platinum Legacy Trust	703,016	175,754	$337.4 thousand	312,256	78,064	$150.0 thousand

2022 Lock-Up Agreements

Under the terms of the Securities Purchase Agreement, each of the accredited investors party thereto executed a lock-up agreement with the Company, pursuant to which each such investor agreed to a lock-up on any sale or other disposition of our common stock, subject to certain exceptions. The lock-up period had a three-month duration, except in the case of Mr. Vizirgianakis who agreed to a 12-month lock-up period.

Lead Investor Agreement

Under the terms of the Securities Purchase Agreement, we entered into an agreement with Stavros G. Vizirgianakis, as the lead investor of the Private Placement, pursuant to we agreed to provide certain director nomination rights to Mr. Vizirgianakis. Pursuant to the terms of the agreement, we expanded the size of our Board by one position and elected Mr. Vizirgianakis as a director to fill the vacancy created as a result of the increase, effective upon completion of the First Closing. In addition, we elected Mr. Vizirgianakis as Chair of the Board, effective upon completion of the First Closing. The director nomination rights set forth in the agreement will terminate on the earlier of (i) the date on which Mr. Vizirgianakis ceases to hold at least 75% of the shares of our common stock to be purchased by him in the Private Placement; (ii) October 7, 2024; or (iii) upon written notice of Mr. Vizirgianakis to the Company.

2022 Registration Rights Agreement

Under the terms of the Securities Purchase Agreement, we entered into a Registration Rights Agreement with Mr. Vizirgianakis, his brother, The Platinum Legacy Trust, dated February 24, 2017, and the other accredited investors party to the Securities Purchase Agreement, which required us, among other things, to file a shelf resale registration statement with the SEC within 60 days of the date of the First Closing for purposes of registering the resale of the shares of our common stock sold in the Private Placement and the shares of our common stock issuable upon exercise of the warrants and use our commercially reasonable best efforts to cause the shelf resale registration statement to become effective under the Securities Act of 1933, as amended, within 75 days of the date of the First Closing, subject to certain exceptions. We filed this registration statement on October 11, 2022 and it became effective on October 20, 2022.

Family Relationships

There are no family relationships between or among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Significant Beneficial Owners

The table below sets forth, as of May 28, 2024, information as to beneficial owners that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than 5% of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	OrbiMed Advisors LLC(2) 601 Lexington Avenue, 54th Floor New York, NY 10022	73,114,592		56.1%
Common Stock	Altium Capital Management, LP(3) 152 West 57th Street, Floor 20 New York, NY 10019	14,525,511	(4)	10.6	%(4)
Common Stock	Stavros G. Vizirgianakis(5) 664 Cruiser Lane Belgrade, MT 59714	7,440,339		5.6%

(1)	Percent of class is based on 130,268,590 shares of our common stock outstanding as of May 28, 2024.

(2)	Based in-part on information contained in a Schedule 13D/A filed with the SEC on August 3, 2023. Includes 56,004,974 shares of common stock held of record by ROS Acquisition Offshore LP (“ROS Acquisition”). OrbiMed Advisors LLC (“Advisors”), a registered investment adviser under the Investment Advisors Act of 1940, as amended, is the investment manager of ROS Acquisition. By virtue of such relationships, Advisors may be deemed to have voting and investment power with respect to the securities held by ROS Acquisition as noted above and as a result may be deemed to have beneficial ownership over such securities. Advisors exercises its voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the securities held by ROS Acquisition.

Also includes 17,109,618 shares of common stock held of record by OrbiMed Royalty Opportunities II, LP (“ORO II”). OrbiMed ROF II LLC (“ROF II”) is the general partner of ORO II, and Advisors is the managing member of ROF II. By virtue of such relationships, Advisors and ROF II may be deemed to have voting and investment power with respect to the securities held by ORO II as noted above and as a result may be deemed to have beneficial ownership over such securities. Advisors exercises its voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the securities held by ORO II.

(3)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2024 and other information known to the Company. Altium Growth Fund, LP (the “Fund”), Altium Capital Management, LP, and Altium Growth GP, LLC each have shared dispositive power and voting power over the shares. The Fund is the record and direct beneficial owner of the shares. Altium Capital Management, LP is the investment adviser of, and may be deemed to beneficially own the shares owned by the Fund. Altium Growth GP, LLC is the general partner of, and may be deemed to beneficially own the shares owned by the Fund. The number of shares consists of 8,027,593 shares of our common stock and 6,497,918 shares of our common stock issuable upon exercise of a warrant.

(4)	While the total number of shares of our common stock issuable upon exercise of the Investor Warrant is reflected in this table, the Fund is not permitted to exercise such Investor Warrant to the extent that such exercise would result in the Fund and its affiliates beneficially owning more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants. The Fund has the right to increase this beneficial ownership limitation in its discretion on 61 days’ prior written notice to us.

(5)	Based in part on information contained in a Schedule 13D filed with the SEC on September 6, 2022 and other information available to the Company. The number of shares consists of 5,995,355 shares of our common stock and 1,444,984 shares of our common stock issuable upon exercise of warrants.

38

Security Ownership of Management

The table below sets forth information relating to the beneficial ownership of our common stock as of May 28, 2024, by:

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The number of shares beneficially owned by each person is determined in accordance with the SEC’s rules and regulations, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC’s rules and regulations, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of May 28, 2024, through the exercise of any stock option, warrants, or other rights or the vesting of any RSU and DSU awards. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 130,268,590 shares of our common stock outstanding as of May 28, 2024. Shares of our common stock that a person has the right to acquire within 60 days of May 28, 2024, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Common Stock	John K. Bakewell	448,546	*
Common Stock	Jonn R. Beeson	1,321,139	1.0%
Common Stock	Sean E. Browne	2,332,997	1.8%
Common Stock	Robert E. McNamara	446,809	*
Common Stock	Lori D. Mitchell-Keller	45,782	*
Common Stock	Stavros G. Vizirgianakis(2)	7,440,339	5.6%
Common Stock	Kevin D. Brandt	581,372	*
Common Stock	Mark A. Schallenberger	55,062	*
Common Stock	All current executive officers and directors as a group (9 persons)	12,991,875	9.7%

*	Less than 1% of outstanding shares of common stock.

(1)	Includes for the persons listed below the following shares subject to options, RSUs and DSUs held by that person that are currently exercisable or become exercisable within 60 days of May 28, 2024:

Name	Warrants	Options	RSUs/DSUs
Jonn R. Beeson	253,818	—	—
Sean E. Browne	—	1,364,879	—
Lori D. Mitchell-Keller	—	—	45,782
Stavros G. Vizirgianakis	1,444,984	—	—
Kevin D. Brandt	—	298,422	—
Mark A. Schallenberger	—	32,812	—
All current directors and executive officers as a group (9 persons)	1,698,802	1,850,953	45,782

(2)	Based in part on information contained in a Schedule 13D filed with the SEC on September 6, 2022 and other information available to the Company. The number of shares consists of 5,995,355 shares of our common stock and 1,444,984 shares of our common stock issuable upon exercise of warrants.

Clawback Policy

Effective as of October 1, 2023, we adopted a clawback policy to provide for a mandatory clawback of incentive compensation paid to current and former executives under certain circumstances in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly and resulted in a financial restatement. This policy complies with SEC and NYSE American rules adopted pursuant to the Dodd-Frank Wall Street and Consumer Protection Act.

Anti-Hedging and Pledging Policy

Our insider trading policy prohibits all directors, and officers and employees of the Company, their family members and members of their households, and entities (such as trusts, partnerships, corporations and investment clubs) over which such directors, officers and employees of the Company have or share voting or investment control from engaging in any of the following transactions at any time (even if the individual involved is not in the possession of material, non-public information): (a) short sales of the Company’s securities, including without limitation “sales against the box” (sales with delayed delivery); and (b) buying or selling puts, calls or other derivative securities relating to the Company’s securities. In addition, the policy prohibits all directors and officers who are subject to the reporting and liability provisions of Section 16 of the Exchange Act from pledging the Company’s securities as collateral for a loan.

39

ADDITIONAL INFORMATION

Stockholder Proposals and Director Nominations

Proposals by stockholders that are submitted for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must follow the procedures set forth in Rule 14a-8 under the Exchange Act and our Bylaws. To be timely under Rule 14a-8, stockholder proposals must be received by our Corporate Secretary at Xtant Medical Holdings, Inc., 664 Cruiser Lane, Belgrade, Montana 59714 by 5:00 p.m., Mountain Time, on February 10, 2025. However, if the date of the 2025 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2024 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and mail the proxy statement for the 2025 Annual Meeting.

Our Bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board and stockholder proposals to be brought before an annual meeting. Stockholder proposals and nominations may not be brought before an annual meeting unless, among other things, the stockholder’s submission contained certain information concerning the proposal or the nominee, as the case may be, and other information specified in our Bylaws. Proposals or nominations not meeting these requirements will not be entertained at an annual meeting.

Stockholder proposals and nominations may not be brought before the 2025 Annual Meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our Bylaws, and the stockholder’s submission is received by us no earlier than 5:00 p.m., Mountain Time, on March 25, 2025 and no later than 5:00 p.m., Mountain Time, on April 24, 2025. However, if the date of the 2025 Annual Meeting is changed by more than 30 days before or more than 70 days after the first anniversary of the date of the 2024 Annual Meeting, notice by the stockholder must be delivered not earlier than 5:00 p.m., Mountain Time, on the 120th day prior to the 2025 Annual Meeting and not later than 5:00 p.m., Mountain Time, on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company. Proposals or nominations not meeting these requirements will not be entertained at the 2025 Annual Meeting. In addition, if applicable, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting must give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2025 Annual Meeting. This notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees, as required by Rule 14a-19(b).

Stockholders recommending candidates for consideration by the Board must provide the candidate’s name, biographical data, qualifications, and certain other information. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement.

We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet our Bylaws and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Householding Information

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address unless we have received contrary instructions. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us at (406) 388-0480 or send your request in writing to us at the following address: 664 Cruiser Lane, Belgrade, Montana 59714, Attention: Corporate Secretary.

Copies of 2023 Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is being sent along with this proxy statement. The 2023 Annual Report is also available on our website at www.xtantmedical.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on July 23, 2024: The proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.xtantmedical.com (click “Investors” and “SEC Filings”).

Your vote is important. Please promptly vote your shares of our common stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Stavros G. Vizirgianakis
Chair of the Board

Belgrade, Montana
June 10, 2024

40

XTANT MEDICAL

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52279-P13085

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XTANT MEDICAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect the six nominees named in the accompanying proxy statement to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John Bakewell
02) John Beeson
03) Sean E. Browne
04) Robert McNamara
05) Lori Mitchell-Keller
06) Stavros Vizirgianakis

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V52280-P13085

XTANT MEDICAL HOLDINGS, INC.
Annual Meeting of Stockholders
July 23, 2024 at 8:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Stavros Vizirgianakis, Sean E. Browne and Scott Neils, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of XTANT MEDICAL HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time, on July 23, 2024 at the offices of Fox Rothschild LLP, located at 101 Park Avenue, 17th Floor, New York, New York 10178, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side